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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                      LIST OF TELTREND INC.'S SUBSIDIARIES

                                            JURISDICTION
ENTITY                                      INCORPORATION
-----                                       -------------
Teltrend 3net, Inc.                         Delaware

Teltrend Limited                            England and Wales

Teltrend (NZ) Limited                       New Zealand

Teltrend (Australia) Pty. Limited           Australia

Teltrend (Beijing) Networking Co. Ltd.      People's Republic of China
